                          [CLIFFORD CHANCE LETTERHEAD]

July 26, 2005

Morgan Stanley Institutional Liquidity Funds
1221 Avenue of the Americas
New York, New York  10020

Re:  Opinion of Counsel regarding Post-Effective Amendment No. 4 to the
     Registration Statement filed on Form N-1A under the Securities Act of 1933
     (File Nos. 333-104972, 811-21339)

Dear Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley Institutional Liquidity Funds, a
Massachusetts business trust (the "Fund"), in connection with the above-referenced Registration Statement (as amended, the "Registration
Statement") which relates to the Fund's shares of beneficial interest, without par value (collectively, the "Shares"). This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 4 to the
Registration Statement (the "Amendment") to be filed with the Securities and
Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the
"1933 Act") and Post-Effective Amendment No. 5 pursuant to the Investment
Company Act of 1940, as amended. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. We have reviewed the
Fund's Declaration of Trust, as amended, and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares to which the Registration Statement relates will be legally and validly issued and fully paid and non-assessable by the Fund (except for the potential liability of shareholders described in the Fund's current Statement of
Additional Information under the caption "General Information") upon receipt by the Fund of consideration determined by the Trustees in compliance with the
Declaration of Trust and the Fund's issuance of the Shares pursuant to the
Declaration of Trust.

As to matters of Massachusetts law contained in the foregoing opinions, we have relied upon the opinion of Dechert LLP, dated July 26, 2005.

We have consented to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Other
Service Providers-Fund Counsel" in the Statement of Additional Information
forming a part of the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act.

                                                     Very truly yours,

                                                     Clifford Chance US LLP